Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-134216 and 333-140116), Form S-3MEF (File No. 333-151863) and Form S-8 (File Nos. 333-74560, 333-70431 and 333-132979) of Quest Resource Corporation (the “Company”) of our report dated June 2, 2009 (except for the Reclassification section in Note 1, Note, 4 and Note 19, as to which the date is July 28, 2009), with respect to the Company’s consolidated financial statements and our report dated June 2, 2009 with respect to the Company’s effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K/A for the year ended December 31, 2008. Our report with respect to the Company’s consolidated financial statements contains explanatory paragraphs regarding (i) the Company’s restatement as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 and (ii) the Company’s ability to continue as a going concern. Our report with respect to the effectiveness of internal control over financial reporting as of December 31, 2008 expresses an adverse opinion.
/s/ UHY LLP

Houston, Texas
July 28, 2009